Exhibit 3.2

THE COMPANIES (GUERNSEY) LAW, 2008 (AS AMENDED)

NON-CELLULAR COMPANY LIMITED BY SHARES

MEMORANDUM

and

ARTICLES OF INCORPORATION

of

CREDIT SUISSE GROUP FUNDING (GUERNSEY) LIMITED

(the “Company”)

Registered this 4th day of August, 2014

THE COMPANIES (GUERNSEY) LAW, 2008 (AS AMENDED)

NON-CELLULAR COMPANY LIMITED BY SHARES

MEMORANDUM OF INCORPORATION

of

CREDIT SUISSE GROUP FUNDING (GUERNSEY) LIMITED

(the “Company”)

1.                                      The Company’s name is “Credit Suisse Group Funding (Guernsey) Limited”.

2.                                      The Company’s registered office will be situated in Guernsey.

3.                                      The Company is a non-cellular company within the meaning of section 2(1)(c) of the Companies (Guernsey) Law, 2008 (as amended) (the “Law”).

4.                                      The Company is limited by shares within the meaning of section 2(2)(a)(i) of the Law.

5.                                      The liability of the Members is limited to the amount for the time being remaining unpaid on the shares held by each of them respectively.

6.                                      The Company shall have power by special resolution to make provision in this Memorandum of Incorporation for any matter mentioned in section 15(7) of the Law.

7.                                      The Company shall have power by special resolution to alter any provision in this Memorandum of Incorporation mentioned in section 15(7) of the Law.

1

We the subscribers to this memorandum of incorporation wish to form a company pursuant to this memorandum; and we agree to take the number of shares specified opposite our respective names.

Name and Address of founder member(s)	Number of shares taken by each founder member	Aggregate value of those shares	Amount paid up on those shares	Amount unpaid on those shares
Credit Suisse Group AG Paradeplatz 8 8070 Zurich, Switzerland	50,000 ordinary shares of no par value	CHF50,000	CHF50,000	Nil

Total shares taken	50,000 ordinary share of no par value	CHF50,000	CHF50,000	Nil

/s/ Susanne Reinhard	/s/ Christian Schmid
Credit Suisse Group AG

Dated this 31st day of July 2014

TABLE OF CONTENTS

TABLE OF CONTENTS		i
1.	DEFINITIONS	1
2.	INTERPRETATION	3
3.	STANDARD ARTICLES NOT TO APPLY	4
4.	POWER OF THE BOARD TO ISSUE SHARES	4
5.	COMPANY NOT OBLIGED TO RECOGNISE ANY TRUST	5
6.	VARIATION OF CLASS RIGHTS	6
7.	CALLS ON SHARES	6
8.	FORFEITURE	7
9.	LIEN	9
10.	TRANSFER OF SHARES	9
11.	DISCLOSURE OF BENEFICIAL INTERESTS	10
12.	THE REGISTER	10
13.	CERTIFICATES	11
14.	ALTERATION OF CAPITAL	11
15.	GENERAL MEETINGS	12
16.	NOTICE OF GENERAL MEETINGS	13
17.	ELECTION AND POWERS OF CHAIRMAN	13
18.	RIGHT OF DIRECTORS TO SPEAK	14
19.	PROCEEDINGS AT GENERAL MEETINGS	14
20.	VOTES OF MEMBERS	15
21.	CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	17
22.	APPOINTMENT OF DIRECTORS	17
23.	REMUNERATION OF DIRECTORS	18
24.	DIRECTORS’ INTERESTS	18
25.	BORROWING POWERS	20
26.	POWERS AND DUTIES OF DIRECTORS	20
27.	DIRECTORS’ INSURANCE	21
28.	RETIREMENT AND REMOVAL OF DIRECTORS	21
29.	PROCEEDINGS OF DIRECTORS	22
30.	MANAGING DIRECTOR	23
31.	ALTERNATE DIRECTORS	24
32.	SECRETARY	24
33.	THE SEAL	25
34.	RECORD DATES	25
35.	DIVIDENDS, DISTRIBUTIONS AND RESERVES	26
36.	ACCOUNTS	27
37.	AUDIT	28
38.	NOTICES	28
39.	WINDING UP	30
40.	INDEMNITY	31
41.	INSPECTION OF REGISTERS AND OTHER RECORDS	31
42.	COMMON SIGNATURE	31

i

THE COMPANIES (GUERNSEY) LAW, 2008 (AS AMENDED)

NON-CELLULAR COMPANY LIMITED BY SHARES

ARTICLES OF INCORPORATION

of

CREDIT SUISSE GROUP FUNDING (GUERNSEY) LIMITED

1.              DEFINITIONS

In these Articles, if not inconsistent with the subject or context, the following words have the following meaning:

These Articles	The articles of incorporation of the Company in their present form or as from time to time altered.

Business Day	A day which is not a Saturday, Sunday or public holiday in Guernsey.

Clear Days	In relation to a period of notice, shall mean that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect.

the Court	Means the Royal Court of Guernsey sitting as an Ordinary Court.

Department	Shall have the meaning given to it in Article 3.

Distribution	Shall have the meaning ascribed to it by Section 301 of the Law.

Dividend	Shall have the meaning ascribed to it by Section 302 of the Law.

a Director	a director of the Company for the time being.

the Directors

The directors of the Company who number not less than the quorum required by these Articles, or, as the case may be, the directors assembled as a board or a committee of the board, or, if the Company only has one director, that director.

Electronic Means	Shall have the meaning ascribed to it by the Law.

Eligible Members	The Members entitled to vote on the circulation date of

a Written Resolution.

Law	The Companies (Guernsey) Law, 2008 (as amended).

Managing Director	The managing director of the Company appointed pursuant to Article 30.

Member	In relation to shares means the person whose name is entered in the Register as the holder of the shares.

Memorandum	The memorandum of incorporation of the Company for the time being current.

month	A calendar month.

Office	The registered office for the time being of the Company.

Ordinary Resolution

A resolution of the Company passed as an ordinary resolution in accordance with the Law by a simple majority of the votes of the Members entitled to vote and voting in person or by attorney or by proxy at a meeting or by a simple majority of the total voting rights of Eligible Members by Written Resolution.

present or present in person	In relation to general meetings of the Company and to meetings of the holders of any class of shares, includes present by attorney or by proxy or, in the case of a corporate Member, by representative

Prohibited Resolution

A resolution in the context of a Requisition Request which would, if passed, be ineffective (whether by reason of inconsistency with any enactment or the Memorandum or these Articles or otherwise), be defamatory of any person, or be frivolous or vexatious.

Register	The register of Members to be kept pursuant to the Law.

Registrar	Shall mean the Registrar of Companies.

Requisition Request

A request for the holding of a general meeting of the Company stating the general nature of the business to be dealt with at the meeting which may include the text of a resolution intended to be moved at that general meeting, provided it is not a Prohibited Resolution.

Resident Agent	The resident agent of the Company, if any, as defined by, and as appointed in accordance with the Law.

Seal	Shall have the meaning given to it in Article 33.1.

Secretary	Any person appointed to perform any of the duties of

secretary of the Company (including an assistant or deputy secretary) and in the event of two or more persons being appointed as joint secretaries any one or more of the persons so appointed.

Special Resolution

A resolution of the Members passed as a special resolution in accordance with the Law by a majority of not less than seventy five per cent. of the votes of the Members entitled to vote and voting in person or by attorney or by proxy at a meeting or by seventy five per cent. of the total voting rights of Eligible Members by Written Resolution.

the Statutes

The Law and every statute (including any orders, ordinances, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to the Company, and shall be deemed to include any statutory modification or re-enactment of such law.

Transferee Company	Shall have the meaning given to it in Article 39.4.

Unanimous Resolution	A resolution of the Members passed as a unanimous resolution in accordance with the Law.

Waiver Resolution

A resolution of the Members passed as a waiver resolution in accordance with the Law by a majority of not less than ninety per cent. of the votes of the Members entitled to vote and voting in person or by attorney or by proxy at a meeting or by not less than ninety per cent. of the total voting rights of Eligible Members by Written Resolution.

Written Resolution	A resolution of the Members in writing passed as a written resolution in accordance with the Law.

2.              INTERPRETATION

2.1                               share includes a fraction of a share and save where these Articles otherwise provide, a fraction of a share shall rank pari passu and proportionately with a whole share of the same class.

2.2                               in writing and written includes the reproduction of words and figures in any visible form including in electronic form.

2.3                               Words importing the singular number only shall include the plural number and vice versa.

2.4                               Words importing a particular gender only shall include any other gender.

2.5                               Words importing persons shall include associations and bodies of persons, whether corporate or unincorporated.

2.6                               Subject to the preceding paragraphs of this Article and Article 1, any words defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

2.7                               The headings are inserted for convenience only and shall not affect the interpretation of these Articles.

3.              STANDARD ARTICLES NOT TO APPLY

The standard articles of incorporation prescribed by the States of Guernsey Commerce and Employment Department (the “Department”) pursuant to section 16(2) of the Law do not apply to the Company.

4.              POWER OF THE DIRECTORS TO ISSUE SHARES

4.1                               The share capital of the Company is an unlimited number of shares.

4.2                               Subject to the provisions of the Law and these Articles, on such terms and conditions as they see fit, the Directors may:

4.2.1                       exercise the power of the Company to issue shares or grant rights to subscribe for, or convert any security into shares, in accordance with the Law;

4.2.2                       issue shares of different types or shares of different classes including but not limited to shares which:

(a)                       are redeemable shares,

(b)                       confer preferential rights to distribution of capital or income,

(c)                        do not entitle the holder to voting rights,

(d)                       entitle the holder to restricted voting rights,

and the creation or issuance of any such shares or any additional shares ranking equally with an existing type or class of share is deemed not to vary the rights of any existing Member;

4.2.3                       subject to Article 6, convert all or any classes of the Company’s shares into redeemable shares;

4.2.4                       issue shares which have a nominal or par value;

4.2.5                       issue shares of no par value;

4.2.6                       issue any number of shares they see fit;

4.2.7                       issue fractions of a share;

4.2.8                       make arrangements on the issue of shares to distinguish between Members as to the amounts and times of payments of calls on their shares;

4.2.9                       issue shares that provide for the payment of Dividends and Distributions in differing proportions in accordance with the terms of issue of such shares; and

4.2.10                pay commissions in such manner and in such amounts as the Directors may determine.

4.3                               Where the Company has issued only a single class of shares the Directors may issue shares of that class or grant rights to subscribe for or to convert any security into such shares.

4.4                               Where the Directors have resolved to issue different classes of shares, the Directors have the authority to issue, or grant rights to subscribe for or to convert any security into, an unlimited number of shares and, where required by the Law, such authority shall expire on the date which is five years from the date of the adoption of these Articles (unless previously renewed, revoked or varied by Ordinary Resolution of the Company) save that the Directors may issue shares or grant rights to subscribe for or to convert any security into shares after authorisation has expired if the shares are issued or the rights are granted, in pursuance of an offer or agreement made by the Company before the authorisation expired and the authorisation allowed the Company to make an offer or agreement which would or might require shares to be issued, or rights to be granted, after the authorisation had expired.

4.5                               The Company may acquire its own shares (including any redeemable shares). Any shares so acquired by the Company may be cancelled or held as treasury shares provided that the number of shares of any class held as treasury shares must not at any time exceed ten per cent. (or such other percentage as may be prescribed from time to time by the Department) of the total number of issued shares of that class. Any shares acquired in excess of this limit shall be treated as cancelled.

4.6                               The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

5.              COMPANY NOT OBLIGED TO RECOGNISE ANY TRUST

No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

6.              VARIATION OF CLASS RIGHTS

6.1                               All or any of the rights, privileges, or conditions for the time being attached to any class or group of shares may only be varied:

6.1.1                       with the consent in writing from the holders of seventy five per cent. in value of the issued shares of that class (excluding any treasury shares); or

6.1.2                       with the sanction of a Special Resolution passed at a separate general meeting of the shareholders of that class sanctioning the variation.  To any such meeting all the provisions of these Articles shall mutatis mutandis apply, but so that the necessary quorum shall be Members of the class or group affected, holding or representing by proxy one-third of the capital paid on the issued shares of the class or group affected (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Members who are present shall be a quorum) provided that this paragraph is not to derogate from any power the Company would have had if this paragraph were omitted.

7.              CALLS ON SHARES

7.1                               Subject to the terms of issue of the shares, the Directors may make calls upon the Members in respect of any moneys unpaid on their shares and each Member shall (subject to receiving at least fourteen Clear Days’ notice specifying when and where payment is to be made) pay the Company as required by the notice the amount called on his shares.  A call may be required to be paid by instalments.  A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

7.2                               A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

7.3                               The Directors may, on issue of shares, differentiate between holders as to the amounts and times of payment of calls on their shares. Joint holders of a share shall be jointly and severally liable for the payment of all calls or other moneys in respect thereof.

7.4                               Any sum which by the terms of issue of a share is made payable upon issuance or at any fixed date and any instalment of a call shall, for all purposes of this Article, be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment the provisions of this Article as to payment of interest and expenses, forfeiture and the like, and all other relevant provisions of this Article shall apply as if such sum or instalments were a call duly made and notified as hereby provided.

7.5                               If any Member shall fail to pay on or before the day appointed for payment thereof any call to which he may have become liable, he shall pay interest on the amount in arrear from the day appointed for payment thereof to the time of actual payment, at such rate, to be determined by the Directors from time to time, provided, however, that the Directors may remit the whole or any part of such interest.  The Directors may also charge the person obliged to make the call any costs or expenses that have been incurred by the Company due to that non-payment.  The Directors may, at their absolute discretion, waive payment of interest or charges under this Article.

7.6                               No Member shall be entitled to receive any Dividend or Distribution or to receive notice of or attend or vote at any meeting or upon a poll, or to exercise any privileges as a Member until all calls or other sums due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid. The Directors may, at their absolute discretion, waive any suspension of rights under this Article.

7.7                               The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys payable upon the shares held by him beyond the sums actually called up thereon, and upon the moneys so paid in advance, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made, the Company may pay interest at such rate as the Member paying such sum in advance and the Directors shall agree upon, but any amount so for the time being paid in advance of calls shall not unless the Directors shall in any particular instance otherwise determine, be included or taken into account in ascertaining the amount of Dividend or Distribution payable upon the share in respect of which such advance has been made.

8.              FORFEITURE

8.1                               If any Member fails to pay the whole or any part of a call on the day it becomes due and payable, the Directors may at any time thereafter during such time as the call or any part thereof, or any interest which shall have accrued thereon, remains unpaid, serve a notice on him requiring him to pay such call or such part thereof as remains unpaid, together with any accrued interest and together with any expenses that may have been incurred by the Company by reason of such non-payment.

8.2                               The notice shall name a day, not being less than fourteen Clear Days from the date of the notice on or before which the call or such part as aforesaid and all interest and expenses that have accrued by reason of such non-payment are to be paid. It shall also name the place at which payment is to be made and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited.

8.3                               If the notice is not complied with, any shares in respect of which such notice has been given may at any time thereafter, before payment of all calls, interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect.  Such forfeiture shall include all unpaid Dividends, Distributions, and interest due and to become due thereon and any moneys paid up in advance of calls.

8.4                               Where any share has been forfeited in accordance with this Article, notice of the forfeiture shall forthwith be given to the holder of the share or the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given of the forfeiture, with the date thereof, shall forthwith be made in the Register opposite the shares, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

8.5                               Notwithstanding any such forfeiture as aforesaid, the Directors may, at any time before the forfeited share has been otherwise disposed of, permit the share so forfeited to be reclaimed upon payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as they shall think fit.

8.6                               Every share which shall be forfeited shall thereupon become the property of the Company and may be either cancelled, sold, re-allotted, re-issued, held as a treasury share or otherwise disposed of by the Directors, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit.  The Directors may annul any forfeiture upon such terms as they shall think fit.

8.7                               A Member whose shares have been forfeited shall, notwithstanding, be liable to pay to the Company all calls made or payable and not paid on such shares at the time of forfeiture, and interest thereon to the date of payment, and all expenses (whether then payable or not) in the same manner in all respects as if the shares had not been forfeited, and to satisfy all (if any) of the claims and demands which the Company might have enforced in respect of the shares at the time of the forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture.

8.8                               The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share, as between the Member whose share is forfeited and the Company.

8.9                               A declaration in writing that the deponent is a Director of the Company and that a share has been duly forfeited in pursuance of this Article, and stating the time when it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated and the new holder thereof shall be discharged from all calls made and other moneys payable prior to such purchase or transfer.

8.10                        Upon any sale after forfeiture, or for enforcing a lien in purported exercise of the powers herein given, the Directors may nominate some person to execute a transfer of the share sold in the name and on behalf of the registered holder or his legal personal representative and on such transfer being executed by the purchaser may cause the purchaser’s name to be entered in the Register in respect of the shares sold and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after his name has been entered in the Register in respect of such shares the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

8.11                        The holder of a share that has been forfeited ceases to be a Member in respect of that share and the Member’s name is deemed to have been removed from the Register on the date of forfeiture.

9.              LIEN

9.1                               The Company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall have a first lien on all shares (other than fully paid shares) standing registered in the name of a single person for all money payable by him or his estate to the Company. The Company’s lien on a share shall extend to all Dividends and Distributions payable thereon.

9.2                               Subject to the provisions of the Law with respect to Dividends and Distributions, the Directors may at any time, either generally or in a particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of Article 9.1.

9.3                               For the purpose of enforcing such lien the Directors may sell the shares subject thereto in such manner as they think fit, but no sale shall be made until such time as the moneys are presently payable and notice in writing stating the amount due, and giving notice of intention to sell in default shall have been served on such Member or the person (if any) entitled by transmission to the shares and default shall have been made for fourteen Clear Days after such notice.  The net proceeds of any such sale shall be applied in or towards satisfaction of the debts, liabilities and engagements aforesaid, the residue (if any) shall be paid to the Member or the person (if any) entitled by transmission to the shares or who would be so entitled but for such sale.

10.       TRANSFER OF SHARES

10.1                        Any Member may transfer all or any of his shares by instrument in writing in the usual or common form or in any other form which the Directors may approve.  The instrument of transfer shall be executed by the transferor (and in the case of partly paid shares by the transferee) and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.  Shares of different classes shall not be transferred by the same instrument of transfer.

10.2                        Every instrument of transfer shall be left at the Office, or such other place as the Directors may prescribe, with the certificate of every share to be thereby transferred and such other evidence as the Directors may reasonably require to prove the title of the transferor or his right to transfer the shares; and the transfer and certificate shall remain in the custody of the Directors but shall be at all reasonable times produced at the request and expense of the transferor or transferee and their respective representatives or any of them.  A new certificate shall be delivered to the transferee after the transfer is completed and registered on his application for the same and when necessary a balance certificate shall be delivered to the transferor if required by him in writing.

10.3                        The Directors may, in their discretion and without assigning any reasons therefor, refuse to register a transfer of any share to any person of whom they shall not approve as transferee.  If the Directors refuse to register a transfer of any share they shall within one month after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

10.4                        These Articles are subject to, and do not limit or restrict the Company’s powers to transfer shares in accordance with, the Uncertificated Securities (Enabling Provisions) (Guernsey) Law, 2005.

11.       DISCLOSURE OF BENEFICIAL INTERESTS

11.1                        The Resident Agent, if any, may by notice in writing require a Member to disclose to the Company whether they are holding their interest in the Company for their own benefit or the benefit of another person and if for the benefit of another person, the required details in respect of that person.  A Member who receives such a notice under this Article must comply with that notice within such time as may be specified in the notice.  If in the opinion of the Resident Agent, a Member fails, without excuse, to disclose the details required by such notice or makes a statement in response to such notice which is false, deceptive or misleading in a material particular, the Resident Agent shall notify the Company. On receipt of such notice, the Directors may place such restrictions as they think fit on the rights attaching to the Member’s interest in the Company including, without limitation any right to transfer the interest, any voting rights, any right to further shares in respect of the shares already held and any right to payment due to the Member’s interest, whether in respect of capital or otherwise, forfeit or cancel the Member’s interest in the Company. Any shares cancelled in accordance with this Article shall be treated as forfeited for the purposes of Articles 8.7, 8.8 and 8.11.

12.       THE REGISTER

12.1                        The Company shall keep a Register in accordance with the Law.  The registration of transfers of shares may be suspended at such times and for such a period (not exceeding in aggregate thirty days in any calendar year) as the Directors may determine.

12.2                        In the case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole holder, shall be the only person or persons recognised by the Company as having any title to or interest in his shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

12.3                        A person entitled to shares in consequence of the death or bankruptcy of a Member shall not be entitled to receive notice of or attend or vote at any meeting, or, save as aforesaid and save as regards the receipt of such Dividends or Distributions as the Directors shall not elect to retain, to exercise any of the rights and privileges of a Member, unless and until he shall have been registered as the holder of the shares.

13.       CERTIFICATES

13.1                        If the Company elects to issue share certificates, every Member shall be entitled to receive within one month after issue or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or if the Member shall so request several certificates each for one or more of his shares.

13.2                        Every certificate shall be signed in accordance with the common signature of the Company, shall specify the shares to which it relates and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

13.3                        If a share certificate is defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the matter and generally upon such terms as the Directors shall think fit.

14.       ALTERATION OF CAPITAL

14.1                        The Company may by Ordinary Resolution:

14.1.1                consolidate and divide all or any of its shares into shares of larger amounts than its existing shares;

14.1.2                sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum or Articles or Ordinary Resolution, such that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

14.1.3                cancel any shares which, at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its shares by the amount of the shares so cancelled;

14.1.4                redesignate the whole, or any particular class, of its shares into shares of another class;

14.1.5                convert all or any of its shares the nominal amount of which is expressed in a particular currency or former currency into shares of a nominal amount of a different currency, the conversion being effected at the rate of exchange (calculated to not less than three significant figures) current on the date of the resolution or on such other date as may be specified therein;

14.1.6                where its shares are expressed in a particular currency or former currency, denominate or redenominate it, whether expressing its amount in units or subdivisions of that currency or former currency, or otherwise.

15.       GENERAL MEETINGS

15.1                        Subject to the Law and these Articles, the first general meeting of the Company shall be held within a period of not more than eighteen months from the day on which the Company was incorporated.  Subject to the Law, an annual general meeting shall be held once in every calendar year (provided that no more than fifteen months may elapse between one annual general meeting and the next) at such time and place as the Directors shall appoint, and in default of an annual general meeting any Member may, not less than 14 days after the last date upon which the meeting ought to have been held, apply to the Court to make such order as the Court thinks fit.

15.2                        Meetings other than annual general meetings shall be called general meetings.

15.3                        The Directors may whenever they think fit convene a general meeting.

15.4                        The Directors are required to call a general meeting in accordance with the Law once the Company has received Requisition Requests to do so from Members who hold more than ten per cent. of such of the capital of the Company that carries the right of voting at general meetings of the Company (excluding any capital held as treasury shares).

15.5                        Where the Directors are required to call a general meeting in accordance with Article 15.4 they must call a general meeting within twenty one days after the date on which they became subject to the requirement and must hold the general meeting on a date not more than twenty eight days after the date of the notice convening the meeting.

15.6                        Any general meeting may be held in Guernsey, or elsewhere, as the Directors may from time to time determine.

15.7                        The provisions of this Article 15 are without prejudice to the rights of Members under the Law to rescind the waiver of the requirement to hold an annual general meeting and without prejudice to any powers of the directors to convene a general meeting without a Member’s requisition.

16.       NOTICE OF GENERAL MEETINGS

16.1                        Unless special notice is required in accordance with the Law, all general meetings shall be called by not less than ten Clear Days’ notice in writing.  The notice shall specify the place, the date and the time of the meeting, and in the case of any proposed Special Resolution, Waiver Resolution or Unanimous Resolution, the text of such proposed resolution and notice of the fact that the resolution proposed is proposed as a Special Resolution, Waiver Resolution or Unanimous Resolution (as applicable) and the general nature of the business to be dealt with at the meeting and shall be given to such persons as are, by these Articles or the Law, entitled to receive such notices from the Company, provided that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed by all the Members entitled to attend and vote thereat.

16.2                        The accidental failure to provide notice of a meeting, or to send any other document to a person entitled to receive such notice or document, shall not invalidate the proceedings at that meeting or call into question the validity of any actions, resolutions or decisions taken.

16.3                        All Members are deemed to have agreed to accept communications from the Company by Electronic Means in accordance with Article 38.6.

16.4                        A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company, is deemed to have received notice of the meeting and, where required, of the purpose for which it was called.

16.5                        Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been duly given to a person from whom he derives his title.

17.       ELECTION AND POWERS OF CHAIRMAN

17.1                        The chairman of any general meeting shall be either:

17.1.1                the chairman of the Directors;

17.1.2                in the absence of the chairman or if the Directors have no chairman, then the Directors shall nominate one of their number to preside as chairman;

17.1.3                if neither the chairman of the Directors nor the nominated Director are present at the meeting, then the Directors present at the meeting shall elect one of their number to be the chairman;

17.1.4                if only one Director is present at the meeting then he shall be chairman of the general meeting; or

17.1.5                if no Directors are present at the meeting, then the Members present shall elect a chairman for the meeting by an Ordinary Resolution.

17.2                        The chairman of the general meeting shall conduct the meeting in such a manner as he thinks fit and may adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.  In addition, the chairman may limit the time for Members to speak.

18.       RIGHT OF DIRECTORS TO SPEAK

A Director of the Company shall be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company, regardless of whether that Director is a Member of the Company or of the relevant class.

19.       PROCEEDINGS AT GENERAL MEETINGS

19.1                        All business shall be deemed special that is transacted at a general meeting. All business that is transacted at an annual general meeting shall likewise be deemed special, with the exception of declaring a Dividend or Distribution, the consideration of the accounts, balance sheets, and the reports of the Directors and auditors, the election of Directors and the appointment of and the fixing of the remuneration of the auditors.

19.2                        No business shall be transacted at any general meeting unless a quorum is present.  Two Members present in person or by proxy and entitled to vote shall be a quorum. Where the Company has only one Member the quorum shall be one Member present at the meeting in person or by proxy.

19.3                        Unless the Directors direct otherwise, the rights of a Member to vote at a general meeting are suspended if that Member has failed to pay any sum due and owing on his share, whether that sum is due as a result of a failure to pay a call or otherwise.

19.4                        If within half an hour after the time appointed for a meeting a quorum is not present, the meeting, if convened by or upon the requisition of Members as hereinbefore provided, shall be dissolved.  If otherwise convened, it shall stand adjourned to the same day in the next week (or if that day be a public holiday in Guernsey to the next working day thereafter) at the same time and place and no notice of such adjournment need be given.  At any such adjourned meeting, those Members who are present in person or by proxy shall be a quorum.  If no Members are present at the adjourned meeting, the meeting shall be dissolved.

19.5                        The chairman, with the consent of any meeting at which a quorum is present may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.  When a meeting is adjourned for fourteen days or more, seven Clear Days’ notice at the least specifying the place, the date and the time of the adjourned meeting shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting.

19.6                        Every question submitted to a general meeting shall be determined in the first instance by a show of hands of the Members present in person or by proxy or by attorney and entitled to vote, but a poll may be demanded by no fewer than five Members having the right to vote on the resolution, or one or more of the Members present in person or by proxy representing at least ten per cent. of the total voting rights of all of the Members having the right to vote on the resolution.  Unless a poll is duly demanded in accordance with these Articles, a declaration by the chairman that a resolution has been carried or lost or has or has not been carried by any particular majority and an entry to that effect in the minutes of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number, proportion or validity of the votes recorded in favour of or against such resolution.

19.7                        If a poll is demanded, it shall be taken at the meeting at which the same is demanded or at such other time and place as the chairman shall direct, and the result of such poll shall be deemed the resolution of the meeting.  The demand for a poll may be withdrawn.

19.8                        The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

19.9                        If a poll shall be duly demanded upon the election of a chairman or on any question of adjournment, it shall be taken at once.

19.10                 In case of an equality of votes, either on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is taken, as the case may be, shall have a second vote if he is a Member and a casting vote if he is not a Member.

20.       VOTES OF MEMBERS

20.1                        Subject to any rights or restrictions attached to any shares, on a show of hands, every Member present in person or by proxy and entitled to vote shall have one vote, and on a poll every Member present in person or by proxy shall have one vote for each share held by him, but this provision shall be subject to the conditions with respect to any special voting powers or restrictions for the time being attached to any shares which may be subject to special conditions.

20.2                        Where there are joint registered holders of any share any one of such persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; and if more than one of such joint holders be present at any meeting personally or by proxy that one of the said persons so present in person or by proxy whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof.

20.3                        Any Member being under any legal disability may vote by his guardian or other legal representative.  Any one of such persons may vote either personally or by proxy or by attorney.

20.4                        Upon a poll votes may be given personally or by proxy or by attorney and it shall not be necessary for a proxy or attorney to be entitled to attend the meeting in his own right.  Deposit of an instrument of proxy shall not preclude a Member from attending and voting at the meeting or any adjournment thereof.

20.5                        Subject to the provisions of the Law, the instrument appointing a proxy shall be in any common form or in such other form as the Directors may approve and whether sent to the Company in writing or in electronic form it shall be made under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation under its common seal or under the hand of an officer or attorney duly authorised in that behalf.

20.6                        The appointment of a proxy and the power of attorney or other authority (if any) under which it is authenticated, or a copy of such authority certified notarially or in some other way approved by the Directors, shall:

20.6.1              in the case of an instrument in writing (including, whether or not the appointment of proxy is by Electronic Means, any such power of attorney or other authority) be deposited at the Office, or at such other place or places as determined by the Directors or as is specified in the notice convening the meeting or in any notice of any adjourned meeting or in any appointment of proxy sent out by the Company in relation to the meeting, not less than forty eight hours (excluding any days which are not Business Days) before the time of the holding of the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

20.6.2              in the case of an appointment by Electronic Means, where an address has been specified for the purpose of receiving documents or information in electronic form (in the notice convening the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting or in any invitation in electronic form to appoint a proxy issued by the Company in relation to the meeting) be received at such address not less than forty eight hours (excluding any days which are not Business Days) before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote, in default of which the proxy shall not be treated as valid unless the Directors otherwise determine in their discretion.

20.7                        Any Member shall be entitled to appoint by power of attorney some person, whether a Member or not, to act as his attorney for the purposes of receiving notices of general meetings and attending general meetings and voting thereat, and upon such power of attorney being deposited at the Office together with a notice from the attorney giving his address, an entry thereof shall be made in the Register and all notices of meetings held during the continuance in force of such power of attorney shall be served upon the attorney thereby appointed as if such attorney were a Member of the Company and registered owner of the shares, and all notices, except where otherwise herein expressly provided, shall be deemed duly served if served upon such attorney in accordance with these Articles, and the attorney shall be entitled to attend any general meetings held during the continuance of his appointment and to vote thereat in respect of the shares of any Member appointing him, such vote to be exercised either personally or by proxy appointed by the attorney in accordance with these Articles.  Every such power shall remain in full force notwithstanding the death of or its revocation by other means by the grantor, unless and until express notice in writing of such death or revocation shall have been given to the Company.

20.8                        A vote given or poll demanded in accordance with the terms of an instrument of proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless a notice of the determination of the proxy, or of the authority under which the proxy was executed, shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

20.9                        Subject to the Law, a Written Resolution to which the requisite majority of Eligible Members have, within twenty eight days of the date of circulation of such Written Resolution, signified their agreement shall be as effective as if the same had been duly passed at a general meeting.

21.       CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member.

22.       APPOINTMENT OF DIRECTORS

22.1                        Unless otherwise determined by Ordinary Resolution, the number of Directors shall not be subject to any maximum and the minimum number shall be one.

22.2                        A person must not be appointed as a Director unless he has, in writing, consented to being a Director and declared that he is not ineligible to be a Director under the Statutes.

22.3                        A Director need not be a Member but shall be entitled to receive notice of and attend all general meetings of the Company.

22.4                        No person shall, unless recommended by the Directors, be eligible for election to the office of Director at any general meeting unless not less than three nor more than twenty one days before the date appointed for the meeting there shall have been left at the Office notice in writing signed by a Member duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected.

22.5                        The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors.

22.6                        The Company in general meeting may by Ordinary Resolution appoint another person in place of a Director removed from office under Article 28, and without prejudice to the powers of the Directors under Article 22.5 the Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

23.       REMUNERATION OF DIRECTORS

23.1                        The remuneration of the Directors shall be determined by the Directors in their absolute discretion on or after the incorporation of the Company. Such remuneration shall be deemed to accrue from day to day.

23.2                        The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

23.3                        If any Director, being willing, shall be called upon to render or to perform and shall render or perform extra or special services of any kind or shall travel or go or reside in any country not his usual place of residence for any business or purposes of the Company, he shall be entitled to receive such sum as the Directors may think fit for expenses and also such remuneration as the Directors may think fit, either as a fixed sum or as a percentage of profits or otherwise, and such remuneration may, as the Directors shall determine, be either in addition to or in substitution for any other remuneration he may be entitled to receive, and the same shall be charged as part of the ordinary working expenses.

23.4                        The Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and make contributions to any fund and pay premiums for the purchase or provision of any such gratuity pension or allowance.

24.       DIRECTORS’ INTERESTS

24.1                        A Director must, immediately after becoming aware of the fact that he is interested in a transaction or proposed transaction with the Company, disclose to the Directors (i) if the monetary value of the Director’s interest is quantifiable, the nature and monetary value of that interest, or (ii) if the monetary value of the Director’s interest is not quantifiable, the nature and extent of that interest, in each case unless the transaction or proposed transaction is between the Director and the Company, and is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

24.2                        Subject to the provisions of the Law, and provided that he has disclosed to the other Directors in accordance with the Law the nature and extent of any material interest of his, a Director notwithstanding his office:

24.2.1              may be a party to, or otherwise interested in, any transaction or arrangement with the Company, or in which the Company is otherwise interested;

24.2.2              may act by himself or through his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director;

24.2.3              may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, a shareholder of or otherwise directly or indirectly interested in, any body corporate promoted by the Company, or with which the Company has entered into any transaction, arrangement or agreement or in which the Company is otherwise interested; and

24.2.4              shall not by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

24.3                        For the purposes of this Article:

24.3.1              a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

24.3.2              an interest of which a Director is unaware shall not be treated as an interest of his.

24.4                        A Director shall be counted in the quorum at any meeting in relation to any resolution in respect of which he has declared an interest and may vote thereon.

24.5                        A Director may continue to be or become a director, managing director, manager or other officer, employee or member of any company promoted by the Company or in which the Company may be interested or with which the Company has entered into any transaction, arrangement or agreement, and no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager, or other officer or member of any such other company.  The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, managers or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors, managers or other officers of such company).

24.6                        Any Director who, by virtue of office held or employment with any other body corporate, may from time to time receive information that is confidential to that other body corporate (or in respect of which he owes duties of secrecy or confidentiality to that other body corporate) shall be under no duty to the Company by reason of his being a Director to pass such information to the Company or to use that information for the benefit of the Company, in either case where the same would amount to breach of confidence or other duty owed to that other body corporate.

25.       BORROWING POWERS

25.1                        The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

25.2                        The Directors may cause a proper register to be kept of all mortgages, charges and/or security interests specifically affecting the Company.

26.       POWERS AND DUTIES OF DIRECTORS

26.1                        The business and affairs of the Company shall be managed by, or under the direction or supervision of the Directors who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers necessary for managing, and for directing and supervising the management of, the business and affairs of the Company as are not, by the Statutes or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles, to the Memorandum, to the provisions of the Statutes and to such regulations as may be prescribed by the Company by Special Resolution provided that such regulations are not inconsistent with these Articles, the Memorandum or the Statutes; but no regulation made by the Company shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

26.2                        The Directors shall cause minutes to be made in books provided for the purpose:

26.2.1                of all appointments of officers or appointees made by the Directors and of the terms the terms of reference of such appointments;

26.2.2                of all powers of attorneys made by the Directors;

26.2.3                of the names of the Directors present at all meetings of the Company and of the Directors and of committees of the Directors; and

26.2.4                of all resolutions and proceedings at all meetings of the Company, of the Directors and of committees of the Directors.

26.3                        The Directors may make terms of reference including rules of procedure for all or any committees save for committees of directors, which prevail over rules derived from the Articles and in the absence of any such rules, such committees must follow procedures which are based as far as they are applicable on those provisions of the Articles which govern the taking of decisions by Directors.

26.4                        A power of attorney given by the Company shall be valid if executed by the Company under the common signature of the Company

27.       DIRECTORS’ INSURANCE

To the fullest extent permitted by the Law and without prejudice to the provisions of Article 40, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any other such company or subsidiary undertaking.

28.       RETIREMENT AND REMOVAL OF DIRECTORS

28.1                        The office of Director shall, ipso facto, be vacated:

28.1.1                if he resigns his office by writing under his hand deposited at the Office, provided that the Company may agree to accept the resignation to take effect on a later date as specified by the resigning Director;

28.1.2                if he shall have absented himself (such absence not being absence with leave or by arrangement with the Directors on the affairs of the Company) from meetings of the Directors for six months in succession and the other Directors shall have resolved that his office shall be vacated;

28.1.3                if he becomes bankrupt, suspends payment or compounds with his creditors, or is adjudged insolvent or has his affairs declared en désastre or has a preliminary vesting order made against his Guernsey realty;

28.1.4                if he dies;

28.1.5                if he becomes ineligible to be a Director in accordance with the Statutes;

28.1.6                if he is removed by resolution of the Directors in writing signed by all his co-Directors (being not less than two in number) provided that, until the date of such written resolution, his acts as a Director shall be as effectual as if his office were not vacated; or

28.1.7                if the Company shall by Ordinary Resolution declare that he shall cease to be a Director.

29.       PROCEEDINGS OF DIRECTORS

29.1                        The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings, as they think fit.

29.2                        Questions arising at any meeting shall be decided by a majority of votes and in the case of an equality of votes, the chairman shall have a second or casting vote.

29.3                        A Director may, and the Secretary on the requisition of a Director shall, summon a meeting of the Directors.

29.4                        Subject to the provisions hereof, a meeting of Directors or of a committee of Directors may be validly held notwithstanding that such Directors may not be in the same place provided that:

29.4.1                they are in constant communication with each other throughout by telephone, television or some other form of communication; and

29.4.2                all Directors entitled to attend such meeting so agree.

A person so participating in the meeting shall be deemed to be present in person and shall accordingly be counted in the quorum and be entitled to vote.  Such a meeting shall be deemed to take place where the chairman of the meeting then is.

29.5                        The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed, shall be two, except that where the number of Directors has been fixed at one pursuant to Article 22.1, a sole Director shall be deemed to form a quorum. For the purposes of this Article, an alternate director shall be counted in the quorum at a meeting at which the Director appointing him is not present.

29.6                        If and for so long as there is a sole Director, he may exercise all the powers conferred on the Directors by the Articles by resolution in writing signed by him.

29.7                        The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of the Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.

29.8                        The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes of the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

29.9                        The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

29.10                 A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

29.11                 A committee may meet and adjourn as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

29.12                 All acts done by any meeting of the Directors or of a committee of the Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any of the Directors or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

29.13                 A resolution in writing, signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form signed by any one or more of the Directors.

30.       MANAGING DIRECTOR

30.1                        The Directors may from time to time appoint one or more of their body to the office of Managing Director for such period and on such terms as they think fit, and subject to the terms of any agreement entered into in any particular case, may revoke such appointment.  The appointment of a Director so appointed shall be automatically determined if he ceases from any cause to be a Director.

30.2                        A Managing Director shall receive such remuneration (whether by way of salary, commission, or participation in profits or partly in one way and partly in another) as the Directors may determine.

30.3                        The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

31.       ALTERNATE DIRECTORS

31.1                        Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director (provided that such appointment is accompanied by a consent to act signed by such person and that such person is eligible to be a Director of the Company under the Statutes) and may in like manner at any time terminate such appointment.

31.2                        The appointment of an alternate Director shall terminate on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director.

31.3                        An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these presents shall apply as if he (instead of his appointor) were a Director.  If he shall be himself a Director, or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative.  If his appointor is unable to act, his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor.  To such extent as the Directors may from time to time determine in relation to any committees of the Directors, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member.

31.4                        An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

32.       SECRETARY

32.1                        The Directors may at their discretion appoint such person to be Secretary on such terms as they see fit (including as to remuneration) and for the avoidance of doubt may (but are not obliged to) appoint one of their number to act as both Director and Secretary.

32.2                        To the extent required by the Law where the Company has appointed a Secretary, and without prejudice to the responsibility of any other person or to any other responsibilities he may hold, the Secretary shall take reasonable steps to ensure:

32.2.1                that all registers and indexes are maintained in accordance with the provisions of the Statutes;

32.2.2                that all notices and documents required to be filed or served upon the Registrar or other persons are duly so filed or served;

32.2.3                that all resolutions, records and minutes of the Company are properly kept;

32.2.4                that copies of the Memorandum and Articles are kept fully up to date; and

32.2.5                that the Directors are aware of any obligations imposed by: -

(a)                       the Memorandum and Articles; and

(b)                       (if applicable) the rules of any stock exchange that the Company is listed on.

32.3                        The Secretary may be removed by resolution of the Directors in writing signed by the Directors (being not less than two in number) or otherwise in accordance with Article 28 which shall apply mutatis mutandis as if the Secretary were a Director, save  that Article 28.1.6 shall not apply.

33.       THE SEAL

33.1                        The Company may have a common seal (the “Seal”) and if the Directors resolve to adopt a Seal the following provisions shall apply.

33.2                        The Seal shall have the Company’s name engraved on it in legible letters.

33.3                        The Directors shall provide for the safe custody of the Seal, which shall only be used pursuant to a resolution passed at a meeting of the Directors, or a committee of the Directors authorised to use the Seal, and in the presence of two Directors or of one Director and the Secretary or of such person or persons as the Directors may from time to time appoint, and such person or persons, as the case may be, shall sign every instrument to which the Seal is affixed.

34.       RECORD DATES

34.1                        Subject to any restriction thereon contained in the Statutes, for the purposes of serving notices of meetings, whether under the Statutes or under a provision in these Articles or any other instrument, the Directors may determine that those persons who are entered on the Register  at the close of business on a day determined by the Directors shall be persons who are entitled to receive such notices provided that such day may not be more than 21 days before the day on which the notices of the meeting are sent.

34.2                        For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes they may cast, the Directors may specify in the notice of the meeting a time, being not more than 48 hours, excluding any days which are not Business Days, before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

34.3                        Notwithstanding any provision to the contrary in these Articles, changes to entries on the Register after the time specified under Article 34.2 may at the discretion of the Directors be disregarded in determining the rights of any person to attend or vote at the meeting.

34.4                        Subject to any restriction thereon contained in the Statutes or in the terms of issue of any share in the Company, for the purposes of issuing any share, making any Distribution or paying any Dividend, the Directors may determine that those persons who are entered on the Register at the close of business on a day determined by the Directors shall be the persons who are entitled to receive such shares, Dividends or Distributions provided that such day may not be more than 6 months before or after any date on which such Dividend, Distribution or issuance is given, made or paid (as appropriate).

35.       DIVIDENDS, DISTRIBUTIONS AND RESERVES

35.1                        The Directors may from time to time authorise Dividends and Distributions to be paid to the Members in accordance with the procedure set out in the Law and subject to any Member’s rights attaching to their shares.  The declaration of the Directors as to the amount of the Dividend or Distribution available shall be final and conclusive.

35.2                        If any share is issued on terms providing that it shall rank for Dividend or Distribution as from a particular date such share shall rank for Dividend or Distribution accordingly.

35.3                        The Directors may, in relation to any Dividend or Distribution, direct that the Dividend or Distribution shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares, debentures, or other securities of any other company, and where any difficulty arises in regard to the Dividend or Distribution the Directors may settle it as they think expedient, and in particular may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for Dividend and Distribution purposes of any assets or any part thereof and may determine that cash shall be paid to any Members upon the footing of the value so fixed in order to secure equality of Dividend or Distribution and may vest any assets the subject of a Dividend or Distribution in trustees as may seem expedient to the Directors.

35.4                        The Directors may deduct from the Dividends or Distributions payable to any Member all such sums of money as may be due from him to the Company on account of calls or otherwise.

35.5                        No Dividend or Distribution shall bear interest against the Company.

35.6                        The receipt of the person appearing by the Register to be the holder of any shares shall be a sufficient discharge to the Company for any Dividend or Distribution or other moneys payable in respect of such shares; and where several persons are the joint holders of a share the receipts of any one of them shall be a good discharge to the Company for any Dividends or Distributions or other moneys payable thereon.

35.7                        A transfer of shares shall not pass the right to any Dividend or Distribution declared thereon before the registration of the transfer.

35.8                        Unless otherwise directed, any Dividend or Distribution may be paid by way of electronic transfer in such manner as agreed between the Member and the Company or by cheque or warrant sent through the post to the registered address of the Member entitled thereto, or in the case of joint holders to that one whose name stands first on the Register in respect of the joint holding and every cheque or warrant so sent shall be payable to the order of the person to whom it is sent, and the payment of any such electronic transfer, cheque or warrant shall operate as a good discharge to the Company in respect of the Dividend or Distribution represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that the endorsement thereon has been forged.

35.9                        All Dividends and Distributions unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

35.10                 Any Dividend or Distribution which has remained unclaimed for a period of six years from the date of declaration thereof shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.

36.       ACCOUNTS

36.1                        The Directors shall keep proper books of account with respect to all the transactions, assets and liabilities of the Company in accordance with the Statutes.

36.2                        Subject to the Statutes, the books of account shall be kept at the Office, or at such other place or places as the Directors shall think fit and shall at all times be open to the inspection of the Directors and the Secretary.

36.3                        Accounts complying with the provisions of the Law (which for the avoidance of doubt include a profit and loss account and a balance sheet) shall be prepared by the Company.  The accounts shall be accompanied by a report of the Directors stating the principal activities and the state and condition of the Company.  The accounts and Directors’ report shall be signed on behalf of the Directors by at least one of them.

36.4                        Where the Company holds an annual general meeting:

36.4.1                a copy of the accounts and Directors’ report with the auditor’s report (if any) attached thereto shall be laid before that meeting; and

36.4.2                a copy of the accounts and Directors’ report with the auditor’s report (if any) attached thereto shall be delivered or sent by post to the registered address of the Members or sent by Electronic Means within twelve months of the end of the financial period to which such accounts and reports relate.

36.5                        Where the Company is authorised not to hold an annual general meeting and does not do so, a copy of the accounts and Directors’ report with the auditor’s report (if any) attached thereto shall be delivered or sent by post to the registered address of the Members or sent by Electronic Means within twelve months of the end of the financial period to which such accounts and reports relate.

37.       AUDIT

Unless the Company is eligible pursuant to the Statutes and the Members pass a Waiver Resolution exempting the Company from the requirement under the Law to have the Company’s accounts audited, the Company shall appoint an auditor and the Company’s accounts shall be audited in accordance with the Law.

38.       NOTICES

38.1                        A notice may be given by the Company to any Member either personally or by sending it by post in a pre-paid envelope addressed to the Member at his registered address or by Electronic Means in accordance with this Article.  Unless the Law shall specify otherwise a notice shall, unless the contrary is shown, be deemed to have been received:

38.1.1                in the case of a notice sent by post to an address in the United Kingdom, Channel Islands or the Isle of Man, on the third day after the day of posting;

38.1.2                in the case of a notice sent by post elsewhere by airmail, on the seventh day after posting;

38.1.3                in the case of a notice sent by Electronic Means, at the expiration of twenty four hours after the time it was sent in accordance with Article 38.8,

excluding, in the first two cases, any day which is a Saturday, Sunday, Good Friday, Christmas Day, a bank holiday in Guernsey or a day appointed as a day of public thanksgiving or public mourning in Guernsey.

38.2                        A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

38.3                        A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

38.4                        Subject to Article 34.1, notice of every general meeting shall be given in any manner hereinbefore authorised to:

38.4.1                every Member who has supplied to the Company a registered address for the giving of notices to him;

38.4.2                every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting;

38.4.3                each Director who is not a Member; and

38.4.4                the Company’s auditor (where the Company has one).

No other person shall be entitled to receive notices of general meetings.

38.5                        The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

38.6                        Any Member may notify the Company of an address or fax number for the purpose of his receiving communications by Electronic Means from the Company, and having done so shall be deemed to have agreed to receive notices and other documents from the Company by Electronic Means of the kind to which the address or fax number relates.  In addition, if a Member notifies the Company of his e-mail address or fax number, the Company may, but is not obliged to, satisfy its obligation to send him any notice or other document by:

38.6.1              publishing such notice or document on a web site; and

38.6.2              notifying him by e-mail to that e-mail address or fax to that fax number that such notice or document has been so published, specifying the address of the web site on which it has been published, the place on the web site where it may be accessed, how it may be accessed and (if it is a notice relating to a shareholders’ meeting) stating (i) that the notice concerns a notice of a company meeting served in accordance with the Law (ii) the place, date and time of the meeting, (iii) whether the meeting is to be an annual or extraordinary general or class meeting, and (iv) such other information as the Law may prescribe.

38.7                         For the avoidance of doubt, any address or fax number specified by a Member to the Company prior to the date of adoption of these Articles for the purpose of communicating by Electronic Means will constitute a notification of that address or fax number for the purposes of Article 38.6.

38.8                         Any document or notice which, in accordance with these Articles, may be sent by the Company by Electronic Means shall, if so sent, be deemed to be received at the expiration of twenty four hours after the time it was sent.  Proof (in accordance with the formal recommendations of best practice contained in the guidance issued by the United Kingdom Institute of Chartered Secretaries and Administrators) that a communication was sent by Electronic Means by the Company shall be conclusive evidence of such sending.

38.9                         A communication by Electronic Means shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

39.       WINDING UP

39.1                        The Company may be wound up voluntarily if the Members pass a Special Resolution requiring that the Company be wound up voluntarily.  Upon the passing of such Special Resolution, the process of voluntary winding up shall commence and the Company shall cease to carry on business except in so far as it may be expedient for the beneficial winding up of the Company.  The Company’s corporate state and powers shall be deemed to continue until the Company’s dissolution.

39.2                        If the Company shall be wound up, the surplus assets remaining after payment of all creditors, including the repayment of bank borrowings, shall be divided pari passu among the Members pro rata to their holdings of those shares which are subject to the rights of any shares which may be issued with special rights or privileges.

39.3                        If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Company passed by Special Resolution and any other sanction required by the Statutes, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

39.4                        Where the Company is proposed to be or is in the course of being wound up and the whole or part of its business or property is proposed to be transferred or sold to another company (the “Transferee Company”) the liquidator may, with the sanction of an Ordinary Resolution conferring either a general authority on the liquidator or an authority in respect of any particular arrangement, receive in compensation or part compensation for the transfer or sale, shares, policies or other like interests in the Transferee Company for distribution among the Members or may enter into any other arrangement whereby the Members may, in lieu of receiving cash, shares, policies or other like interests, or in addition thereto, participate in the profits of or receive any other benefits from the Transferee Company.

40.       INDEMNITY

40.1                        The Directors (including any alternate Director), Secretary and other officer or employee for the time being of the Company shall be indemnified out of the assets of the Company to the fullest extent permitted by the Law from and against all actions, costs, charges, losses, damages and expenses in respect of which they may lawfully be indemnified which they or any of them shall or may incur or sustain by reason of any contract entered into or any act done, concurred in, or omitted, in or about the execution of their duty or supposed duty or in relation thereto.

41.       INSPECTION OF REGISTERS AND OTHER RECORDS

41.1                        A Director shall be entitled at any time to inspect the Register, the minute books, the annual validation, the register of Directors and secretaries and the index, if any, of Members.

41.2                        A Member shall be entitled in accordance with the Law, to inspect the Register and the other documents mentioned in 41.1 other than the minutes of proceedings at Directors’ meetings.

41.3                        Any person who is not a Director or a Member shall be entitled on fulfilling the requirements in the Law to inspect the Register, the register of Directors and secretaries and the index, if any, of Members.

41.4                        The rights of inspection herein referred to shall be exercisable between 9 a.m. and 5 p.m. on any weekday when banks in Guernsey are open for business.

41.5                        Subject to Article 41.1, no Member shall (as such) have any right of inspecting any accounting records or other books or documents of the Company except as conferred by the Statutes or authorised by the Directors or by Ordinary Resolution.

42.       COMMON SIGNATURE

The common signature of the Company may be the Company’s name with the addition of the signature(s) of one or more officer(s) of the Company authorised generally or specifically by the Directors for such purpose, or such other person or persons as the Directors may from time to time appoint; or if the Directors resolve that the Company shall have a common seal, the common seal of the Company affixed in such manner as these Articles may from time to time provide, as the Directors may from time to time determine either generally or in any particular case.